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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



Board of Directors
Miller Exploration Company
Traverse City, Michigan

        We hereby consent to the incorporation by reference of the Miller and Lents, Ltd. estimates of proved reserves contained in the Annual Report on Form 10-K into Miller Exploration Company's Registration Statement on Form S-8 filed on or about April 12, 2001.



                                              MILLER AND LENTS, LTD


                                              /s/ Christopher A. Butta
                                              ------------------------
                                              Christopher A. Butta
                                              Senior Vice President


Houston, Texas
April 6, 2001